Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 as amended, of our report dated April 1, 2013, relating to the consolidated financial statements of EuroSite Power Inc. which appear in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2012 and to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ MCGLADREY LLP
McGladrey LLP

Boston, Massachusetts
April 26, 2013